UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2009

CHINA YINGXIA INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-30790	65-0664961
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

HARBIN YINGXIA INDUSTRIAL CO., LTD. 300 XIDAZHI STREET, NANGANG DISTRICT, HARBIN, HEILONGJIANG, P.R. CHINA	150001
(Address of principal executive offices)	(Zip Code)

c/o American Union Securities 100 Wall Street 15th Floor New York, NY	10005
(Address of principal agent offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 232-0120

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

•	The date of resignation: Alice Lee Rogers and Zhaobo Wang resigned as directors on March 4, 2008.

•	Any positions held by the director on any committee of the board of directors at the time of the director's resignation: Ms. Rogers was Chairman of the Audit Committee.

•	A brief description of the circumstances representing the disagreement that the registrant believes caused, in whole or in part, the director's resignation: Set forth in the letters to the Company.

Alice Lee Rogers and Zhaobo Wang have furnished us with written correspondence concerning the circumstances surrounding their resignation and we have filed a copy of the correspondence as an exhibit to this report on Form 8-K.

We have provided Alice Lee Rogers and Zhaobo Wang with a copy of the disclosures we are making in response to this Item 5.02 on March 6, 2009.  We will provide Alice Lee Rogers and Zhaobo Wang with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether she or he agrees with the statements made by us in response to this Item 5.02 and, if not, stating the respects in which he does not agree; and file any letter received by us from Alice Lee Rogers and Zhaobo Wang with the Commission as an exhibit by an amendment to the previously filed Form 8-K within two business days after receipt by us.

Exhibits

10.1	Resignation of Alice Lee Rogers [with English translation]

10.2	Resignation of Zhaobo Wang

SIGNATURES
_______________________________

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA YINGXIA INTERNATIONAL, INC.

March 6, 2009	By:	/s/ Ren Hu
Ren Hu
Chief Financial Officer